EXHIBIT 99.2


                                                                   April 5, 2000


Dear Participant:

     The CFS Bank (the "Bank") 401(k) Plan (the "401(k) Plan") includes an investment fund, known as the Employer Stock Fund, consisting primarily of common stock of the Bank's parent holding company, Haven Bancorp, Inc. (the "Company"). As a participant in the 401(k) Plan with an interest in the Employer Stock Fund, you may direct the voting of the proportion of the shares of the Company's common stock held by the 401(k) Plan Trust that are allocable to your account.

     Merrill Lynch Trust Company has been appointed as the corporate trustee for the Employer Stock Fund of the 401(k) Plan (the "401(k) Plan Trustee"). The 401(k) Plan Trustee will vote those shares of the Company's common stock held in the 401(k) Plan Trust in accordance with instructions of the participants. We, the Board of Directors, are forwarding to you the attached Proxy Statement, and the Vote Authorization Form, provided for the purpose of conveying your voting instructions to the 401(k) Plan Trustee.

     At this time to direct the voting of the proportion of the shares allocable to your account under the 401(k) Plan, you must complete and sign the enclosed Vote Authorization Form and return it to Ellen Philip Associates, Inc. ("Ellen Philip Associates") in the accompanying envelope. Your vote will not be revealed, directly or indirectly, to any director, officer or other employee of the Company or the Bank. Your vote will be tallied by Ellen Philip Associates on a confidential basis and then the 401(k) Plan Trustee will vote the shares of the 401(k) Plan Trust based on the voting instructions it has received from participants, as described above.

                                                 Sincerely,




                                                 The Board of Directors

                               HAVEN BANCORP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 17, 2000

                             VOTE AUTHORIZATION FORM


     I, having signed this form, hereby instruct the CFS Bank 401(k) Plan ("401(k)") Trustee to vote my proportionate interest in the shares of common stock of Haven Bancorp, Inc. held by the Employer Stock Fund of the 401(k) Plan as set forth below at the Annual Meeting of Stockholders to be held on May 17, 2000, and at any adjournment or postponement thereof.

                                                        Please mark your
                                                        votes as indicated  [X]
                                                        in this example


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                          EACH OF THE LISTED PROPOSALS.

1. The Election as directors of all nominees listed: (Except as marked to the contrary below) Philip S. Messina, Msgr. Thomas J. Hartman, Michael A. McManus, Jr.

         FOR                                                  VOTE WITHHELD
         [_]                                                        [_]

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the space provided below:

---------------------------------------

2. The ratification of the appointment of KPMG LLP as independent auditors of Haven Bancorp, Inc. for the fiscal year ending December 31, 2000.

         FOR                   AGAINST                           ABSTAIN
         [_]                       [_]                             [_]

3. Approval of the proposal to adjourn or postpone the Annual Meeting once called to order to another time and/or place for the purpose of soliciting additional proxies, if necessary.

         FOR                   AGAINST                           ABSTAIN
         [_]                       [_]                             [_]

I acknowledge that I have received from the Company prior to the execution of this vote authorization form, a Notice of Annual Meeting of Stockholders, a Proxy Statement dated April 5, 2000, the Annual Report to Stockholders and a letter dated April 5, 2000 from the Board of Directors.

I understand that my voting instructions are solicited by the Board of Directors on behalf of the 401(k) Trustee for the Annual Stockholders Meeting to be held on May 17, 2000, and any adjournment or postponement thereof. The 401(k) Trustee is hereby authorized to vote the shares allocable to my interest in the 401(k) Plan, in its trust capacity, as indicated above.


                                                 -------------------------------
                                                 Signature


-------------------------------
Date

Please sign, date and return this form in the enclosed business reply envelope.